Commercial Space Lease Agreement

This Lease Agreement is made effective this date, January 1, 2005, by and between

SanAir Products , of 5456 E. McDowell Rd. Mesa, Arizona 85251, hereafter called LESSOR,

And, Alchemy Enterprises, Ltd., of 3812 N. Gallatin, Mesa, Arizona 85251, hereafter called LESSEE.

WITNESSETH:

That the said LESSOR hereby leases and demises unto the said LESSEE the following described premises:  250 Square feet of Warehouse Space at

5456 E. McDowell Rd. Mesa, Arizona 85251

From 01/01/2005, for the term of one year and ending on 12/31/2005.

The said LESSEE shall pay to the LESSOR the monthly rent of $300.00 being due on the 10th day of each month, which said sum has been paid and acknowledged herein, and the remaining payments as follows:

1.  The LESSEE hereby covenants with the LESSOR that the LESSEE will pay the rent herein reserved at the times and in the manner aforesaid, except for the LESSOR will pay all charges for gas, electricity, and water used on the premises.  The LESSE will not use or permit the premises to be used for any illegal or improper purposes, nor permit the disturbance, noise or annoyance whatsoever, detrimental to the premises or to the comfort of the other habitants of said building or its neighbors; and will not sublet or assign this lease nor any part thereof without the written consent of the LESSOR.

2.  The LESSEE will keep the interior or the premises, and all windows, doors, fixtures, interior walls, pipes, and other appurtenances, in good and substantial repair and in clean condition, damage by fire or storm excepted; and will exercise all reasonable care in the use of halls, stairs, bathrooms, closets, and other fixtures and parts of the premises used in common with other tenants; and will also be necessary for the preservation of the property and the comfort of the other tenants; and will also permit the LESSOR or LESSOR’S agents or employees, at all reasonable times, to enter into the premises and inspect the conditions thereof, and make such repairs as may be necessary; and will at the expiration of said term, without demand, quietly and peaceable deliver up the possession of the said premises in good state and condition, damage or destruction by fire or storm excepted.

3.  The LESSOR hereby covenants with the LESSEE upon the performance by the LESSEE of the covenants hereinbefore set forth, that the LESSOR will, during the continuance of said term, keep all the external parts of the premises in good repair; that in case the said building and premises or any part thereof, snail at any time be destroyed or so damaged by fire or storm as to render same unfit for occupation or use, said LESSOR shall have the option to terminate this Lease, or to repair and rebuild the premises refunding the rents hereby reserved, or a fair and just portion thereof, according to the damage sustained, until the said premises are repaired and fit for occupancy and use; and that the LESSEE may quietly hold and enjoy the premises without any interruption by the LESSOR or any person claiming under the LESSOR.

4.  The LESSEE hereby pledges and assigns to the LESSOR all furniture, fixtures, goods and chattels of the LESSEE on the premises, as security for the payment of the rent reserved herein and the LESSEE agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the LESSOR; and said LESSEE hereby waives all rights of homestead or exemption in said furniture, fixtures, goods and chattels to which the LESSEE may be entitled under the Constitution and law of this State; and in case of the failure of the LESSEE to pay the or other charges herein reserved when due, and same is collected by suit or through an attorney, the LESSEE agrees to pay the LESSOR reasonable attorney’s fees, together with all costs incurred.  This lease shall bind the LESSOR and the LESSEE and their respective heirs, assigns, administrators, legal representatives and executors.

5.  The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction, located in Maricopa County, State of Arizona.  No action hereunder may be commenced if more than one year after the cause of action giving rise thereto has elapsed.

6.  LESSEE agrees to pay a Security Deposit of $-0- to secure the LESSEE’S pledge of full compliance with the terms of this agreement, NOTE: SECURITY DEPOSIT MAY NOT BE USED TO PAY RENT UNDER ANY CIRCUMSTANCES!  Any damage not previously reported will be repaired at LESSEE’S expense with funds other than Security Deposit.

7.  Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

8.  To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injective relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

SanAir Products		Alchemy Enterprises Ltd
Lessor		Lessee

/s/ Mike Sanchez		/s/ Harold Sciotto

Date:	1-2-05	Date:	1-2-05